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Exhibit 10.14

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP
633 West Fifth Street, 40th Floor
Los Angeles, California 90071
Attention: Anthony Lebron

DEED OF TRUST, ASSIGNMENT
OF RENTS AND LEASES AND SECURITY AGREEMENT

by and from

INTERDENT SERVICE CORPORATION, formerly known as Gentle Dental Service
Corporation, "Grantor"

to

FIRST AMERICAN TITLE INSURANCE COMPANY, "Trustee" or "Grantee"

for the benefit of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as collateral agent, "Beneficiary" or "Grantee"

Dated as of December 15, 2004

Location:	7725 NE Highway 99, Vancouver
County:	Clark
State:	Washington
Abbreviated Legal Description:	Ptn Sec 10 and 11 T2N R1E
Tax Parcel ID:	147993-000

DEED OF TRUST, ASSIGNMENT OF
RENTS AND LEASES, AND SECURITY AGREEMENT
(Washington)

        THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (this "Deed of Trust") is dated as of December 15, 2004, by and from INTERDENT SERVICE CORPORATION, a Washington corporation, formerly known as Gentle Dental Service Corporation, a Washington corporation ("Grantor"), whose address is 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245 to FIRST AMERICAN TITLE INSURANCE COMPANY ("Trustee") for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent ("Collateral Agent") pursuant to the Indenture (as defined below), having an address at 707 Wilshire Boulevard, 17th Floor, Los Angeles, California (Collateral Agent, together with its successors and assigns, is referred to herein as "Beneficiary").

RECITALS:

        WHEREAS, Grantor is the fee owner of the real property and improvements described in Exhibit A attached hereto.

        WHEREAS, InterDent, Inc., a Delaware corporation (also referred to herein as the context requires as "Parent"), Grantor, IDI Acquisition Corp., a Delaware corporation ("IDI"), Wells Fargo Bank, National Association, a national banking association, as trustee, and as Collateral Agent have entered into that certain indenture, dated as of December 15, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which IDI issued $80,000,000 in aggregate principal amount of 10 3/4% Senior Secured Notes due 2011 (together with any notes issued in replacement thereof or in exchange or substitution therefore, including, without limitation, pursuant to the transactions contemplated by the registration rights agreement, dated as of the date hereof, among Grantor, Parent, IDI and Jefferies & Company, Inc., the "Notes");

        WHEREAS, pursuant to an agreement and plan of merger, dated as of the date hereof, IDI has merged with and into Grantor and Grantor has assumed the Notes and succeeded to all of the rights, obligations and restrictions of the Indenture; and

        WHEREAS, Grantor is receiving a good and valuable benefit, the sufficiency and receipt of which is hereby acknowledged, from the issuance of the Notes, which is conditioned upon Grantor delivering this Deed of Trust.

ARTICLE 1
DEFINITIONS

        Section 1.1    Definitions.    All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. As used herein, the following terms shall have the following meanings:

          (a)   "Agency Documents": Shall have the meaning ascribed to such term in Article 9 hereof.

          (b)   "Bankruptcy Code": Shall have the meaning ascribed to such term in Article 6 hereof.

          (c)   "Beneficiary": Shall have the meaning ascribed to such term in the preamble hereto.

          (d)   "Collateral Agent": Shall have the meaning ascribed to such term in the preamble hereto.

          (e)   "Event of Default": shall have the meaning ascribed to such term in Article 4 hereof.

          (f)    "IDI": shall have the meaning ascribed to such term in the recitals hereto.

          (g)   "Indebtedness": All liabilities, obligations (including the Obligations), or undertakings owing by Grantor to Beneficiary or any holder of the Notes arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Indenture, the Notes, this Deed of Trust or any of the other Note Documents, including, without limitation, (1) the repayment of all amounts outstanding from time to time under the Indenture, the Notes and any of the other Note Documents, including principal, interest (including all interest that, but for the provisions of the Bankruptcy Code, would have accrued), (2) fees, costs, expenses, charges and indemnification obligations accrued, incurred or arising in connection with any Note Document, (3) any and all Notes issued in the future pursuant to the terms of the Indenture, and (4) all other payment Obligations.

          (h)   "Indenture": Shall have the meaning ascribed to such term in the recital hereto.

          (i)    "Notes": Shall have the meaning ascribed to such term in the recitals hereto.

          (j)    "Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor under the Indenture, the Intercreditor Agreement and the other Note Documents, including, but not limited to, the "Obligations", as defined in the Indenture.

          (k)   "Parent": Shall have the meaning ascribed to such term in the recitals hereto.

          (l)    "Priority Lien Representative": Shall have the meaning ascribe to such term in the Intercreditor Agreement.

          (m)  "Priority Liens": Shall have the meaning ascribed to such term in the Intercreditor Agreement.

          (n)   "Trustee": Shall have the meaning set ascribe to such term in the preamble hereto.

          (o)   "Trust Property": All of Grantor's interest in (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Grantor (the "Land"), (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the "Improvements"; the Land and Improvements are collectively referred to herein as the "Premises"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all reserves, escrows or impounds required under the Indenture and all deposit accounts maintained by Grantor with respect to the Trust Property (the "Deposit Accounts"), (5) all existing and future leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use or occupy, all or any part of the Trust Property, whether made before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code, together with any extension, renewal or replacement of the same and together with all related security and other deposits (the "Leases"), (6) all of the rents, additional rents, revenues, royalties, income, proceeds, profits, early termination fees or payments, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Trust Property or any part thereof, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the "Rents"), (7) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Trust Property (the "Property

  Agreements"), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds, utility refunds and rebates, earned or received at any time (the "Tax Refunds"), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds"), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the "Insurance"), (12) all of Grantor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the "Condemnation Awards"), (13) all of Grantor's rights to appear and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Grantor in the Trust Property, and (14) all rights, powers, privileges, options and other benefits of Grantor as lessor under the Leases, including, without limitation, the immediate and continuing right to claim for, receive, collect and receive all Rents payable or receivable under the Leases or pursuant thereto (and to apply the same to the payment of the Indebtedness and the Obligations), and to do all other things which Grantor or any lessor is or may become entitled to do under the Leases. As used in this Deed of Trust, the term "Trust Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein. THE TERM "TRUST PROPERTY" IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

          (p)   "UCC": The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Land is located, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE 2
GRANT

        Section 2.1    Grant.    For and in consideration of good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor herein set forth, to secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, WARRANTS and CONVEYS, to Trustee the Trust Property, subject, however, to the Permitted Liens and the Priority Liens, TO HAVE AND TO HOLD the Trust Property and all parts, rights and appurtenances thereof to Trustee, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Trustee. All provisions of this Deed of Trust are subject to the Intercreditor Agreement, dated as of the date hereof, between the Beneficiary and Wells Fargo Foothill, Inc., as Priority Lien Collateral Agent (the "Intercreditor Agreement").

        TO HAVE AND TO HOLD the Trust Property, together with all and singular the parts, rights, privileges, hereditaments, and appurtenances thereto in any ways belonging or appertaining, to the use, benefit, and behoof of Trustee, its successors and assigns, in trust for the benefit of Beneficiary, in fee simple forever.

        Without limiting the foregoing, the Trust Property described in this Agreement shall constitute part of the Collateral in the Indenture.

        Notwithstanding anything to the contrary elsewhere in this Deed of Trust, as to any Property located in the State of Washington (the "Washington Property"):

          (a)   This Deed of Trust shall constitute a security agreement and continuously perfected fixture filing and financing statement. The Grantor is, for the purposes of this Deed of Trust, deemed to be the Debtor, and Beneficiary is deemed to be the Secured Party, as those terms are defined and used in the Uniform Commercial Code as adopted in the State of Washington.

          (b)   This Deed of Trust shall be deemed to be and shall be construed as a Deed of Trust enforceable in accordance with the applicable laws of the State of Washington regarding deeds of trust, as well as a Security Agreement, Financing Statement and Assignment of Leases. References throughout this instrument to "Deed of Trust" shall mean, as appropriate, this Deed of Trust, Security Agreement, Financing Statement and/or Assignment of Leases. With respect to the Washington Property, references throughout this instrument to "Trustee" or "Trustees" shall mean: First American Title Insurance Company, subject to substitution as provided in Revised Code of Washington Section 61.24.010. The Washington Property shall be deemed to be and hereby is conveyed and transferred by Grantor, in trust and with power of sale, to Trustee, and the reference to the "Beneficiary" in the Granting Clauses of this Deed of Trust shall, with regard to the Washington Property, be deemed to be a reference to Trustee so that Grantor mortgages, warrants, grants, bargains, sells, conveys, pledges and assigns the Washington Property to Trustee, in trust, for the benefit of Beneficiary. Other references to "Beneficiary" in this Deed of Trust shall be interpreted to be references to Beneficiary, Trustee or both as the context may require in light of the intent of the parties that this Deed of Trust be construed as a Deed of Trust in accordance with the applicable laws of the State of Washington. Trustee shall have all the obligations, rights, powers and duties of a trustee of a deed of trust as explicitly set forth or necessarily implied in the Revised Code of Washington, as amended; and such rights, powers, duties and obligations shall be exercised and performed by Trustee at the written direction of Beneficiary or the legal holder of the indebtedness secured hereby. Nothing contained herein, however, is intended to limit rights or powers of Beneficiary as set forth in this Deed of Trust, except to the extent necessary to conform with the applicable laws of the State of Washington.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS

        Grantor warrants, represents and covenants to Beneficiary as follows:

        Section 3.1    Title to Trust Property and Lien of this Instrument.    Grantor (i) has good and indefeasible title to the Trust Property, in fee simple (to the extent that the Trust Property constitutes real property), free and clear of any liens, claims or interests, except for the Permitted Liens and the Priority Liens and (ii) has full power and lawful authority to encumber the Trust Property in the manner and form set forth in this Deed of Trust. This Deed of Trust creates a valid, enforceable second priority lien and security interest against the Trust Property (subject only to the Permitted Liens and the Priority Liens).

        Section 3.2    Lien Status.    Grantor shall preserve and protect the second lien and security interest status of this Deed of Trust and the other Note Documents. If any lien or security interest, other than the Permitted Liens or the Priority Liens, is asserted against the Trust Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Indenture (including the requirement of providing a bond or other security satisfactory to Beneficiary).

        Section 3.3    Payment and Performance.    Grantor shall pay the Indebtedness when due under the Indenture, the Notes and the other Note Documents and shall perform the Obligations in full when they are required to be performed.

        Section 3.4    Replacement of Fixtures.    Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust, the Intercreditor Agreement and the other Note Documents, and free and clear of any other lien or security interest except such as may be permitted under the Indenture or first approved in writing by Beneficiary.

        Section 3.5    Inspection.    Grantor shall permit Beneficiary and its agents, representatives and employees to inspect the Trust Property and all books and records of Grantor located thereon. Provided that no Event of Default exists, all such inspection shall be conducted at reasonable times and upon reasonable prior notice to Grantor. Beneficiary shall restore the Trust Property to the condition it was in immediately prior to such testing and investigation.

        Section 3.6    Compliance with Law.    Except for such violations or noncompliance which could not reasonably be expected to result in the imposition of substantial penalties or materially or adversely affect the financial condition, properties or business of Grantor, taken as a whole, the Property is in compliance with all applicable laws and governmental regulations, including but not limited to those governing zoning, land use, subdivision control, health, safety, fire protection and protection of the environment.

        Section 3.7    Other Covenants.    All of the covenants in the Indenture, the Intercreditor Agreement and the other Note Documents are incorporated herein by reference and, together with covenants in this Article 3, shall, to the extent applicable, be covenants running with the land.

        Section 3.8    Condemnation Awards and Insurance Proceeds.

          (a)    Condemnation Awards.    Grantor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property or any portion thereof, will notify Beneficiary of the pendency of such proceedings. Beneficiary may participate in any such proceedings and Grantor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation. Unless otherwise permitted to be retained by Grantor under the Indenture, Grantor assigns, subject to the terms of the Intercreditor Agreement, all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Indenture. Unless otherwise permitted to be retained by Grantor under the Indenture, Grantor hereby waives all rights to such awards and compensation described in the foregoing sentence. Grantor, upon the reasonable request by Beneficiary, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Beneficiary free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

          (b)    Insurance Proceeds.    Pursuant to the terms of the Indenture and the Intercreditor Agreement and to the extent assigned therein, Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Trust Property.

        Section 3.9    Costs of Defending and Upholding the Lien.    If any action or proceeding is commenced to which action or proceeding Trustee or Beneficiary is made a party or in which it becomes necessary for Trustee or Beneficiary to defend or uphold the lien of this Deed of Trust including any extensions, renewals, amendments or modifications thereof, Grantor shall, on demand, reimburse Trustee and

Beneficiary for all expenses (including, without limitation, reasonable attorneys' fees and reasonable appellate attorneys' fees) incurred by Trustee or Beneficiary in any such action or proceeding and all such expenses shall be secured by this Deed of Trust. In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Indebtedness, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

        Section 3.10    TRANSFER OF THE SECURED PROPERTY.    EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE TERMS OF THE INDENTURE AND THE INTERCREDITOR AGREEMENT, GRANTOR SHALL NOT SELL, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, GROUND LEASE, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE TRUST PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY. THE CONSENT BY BENEFICIARY TO ANY SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION OF, ANY PORTION OF THE TRUST PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY FURTHER SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF BENEFICIARY, AT ITS OPTION, TO DECLARE THE INDEBTEDNESS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO GRANTOR OR ANY OTHER PERSON OR ENTITY, UPON ANY SUCH SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST, GROUND LEASE, OR OTHER HYPOTHECATION TO WHICH BENEFICIARY SHALL NOT HAVE CONSENTED.

        Section 3.11    Security Deposits.    To the extent required by law, or after an Event of Default has occurred and during its continuance, if required by Beneficiary, all security deposits of tenants of the Trust Property shall be treated as trust funds not to be commingled with any other funds of Grantor. Within twenty (20) days after request by Beneficiary, Grantor shall furnish satisfactory evidence of compliance with this Section 3.10, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Beneficiary, as requested thereby, certified by Grantor.

ARTICLE 4
DEFAULT

        Section 4.1    Events of Default.    The occurrence of any of the following events shall constitute an event of default under this Deed of Trust (each an "Event of Default"):

          (a)   an "Event of Default" (as such term is defined in the Indenture) shall have occurred;

          (b)   Grantor's breach of any of the covenants set forth in this Deed of Trust and such failure continues for a period of ten (10) Business Days; or

          (c)   if any material misstatement or misrepresentation exists as of the date made or deemed made in any warranty or representation set forth in Article 3 hereof.

ARTICLE 5
REMEDIES AND FORECLOSURE

        Section 5.1    Remedies.    If an Event of Default exists, subject to the terms of the Intercreditor Agreement, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

          (a)   To the extent permitted under the Indenture, the Intercreditor Agreement or any other Note Document, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

          (b)   Notify all tenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Beneficiary and are to be paid directly to Beneficiary, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Beneficiary has taken possession of the Premises, and to exercise whatever rights and remedies Beneficiary may have under any assignment of rents and leases.

          (c)   As and to the extent permitted by law, enter the Trust Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Beneficiary may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat; (ii) complete any construction on the Premises in such manner and form as Beneficiary deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Grantor with respect to the Premises, whether in the name of Grantor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Beneficiary's rights under any assignment of rents and leases securing the Indebtedness; and (iv) pursuant to the provisions of the Indenture and the Intercreditor Agreement, apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees.

          (d)   Hold, lease, develop, manage, operate or otherwise use the Trust Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 5.7 hereof.

          (e)   Require Grantor to assemble any collateral under the UCC and make it available to Beneficiary, at Grantor's sole risk and expense, at a place or places to be designated by Beneficiary, in its sole discretion.

          (f)    Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Trust Property may be sold for cash or credit in accordance with applicable law in one or more parcels as Beneficiary may determine. Except as otherwise required by applicable law, with respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the holders of the Notes may be a purchaser at such sale. If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement and valuation of the Trust Property is waived. In the event of any sale made under or by virtue of this Article 5 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby.

          (g)   With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Indebtedness then due and payable (if Beneficiary shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Deed of Trust for the balance of the Indebtedness not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Note Document; or (3) to the extent permitted by applicable law, recover judgment on the Indenture either before, during or after any proceedings for the enforcement of this Deed of Trust.

          (h)   Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Trust Property for the repayment of the Indebtedness, the appointment of a receiver of the Trust Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Trust Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7 hereof.

          (i)    Exercise all other rights, remedies and recourses granted under the Indenture, the Intercreditor Agreement or the other Note Documents or otherwise available at law or in equity.

        Section 5.2    Separate Sales.    The Trust Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

        Section 5.3    Remedies Cumulative, Concurrent and Nonexclusive.    Beneficiary and Trustee shall have all rights, remedies and recourses granted in this Deed of Trust, the Indenture, the Intercreditor Agreement or any of the other Note Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Indenture, the Intercreditor Agreement or the other Note Documents, or against the Trust Property, or against any one or more of them, at the sole discretion of Beneficiary or Trustee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses under the Indenture, the Intercreditor Agreement and the Note Documents or otherwise at law or equity shall be deemed to cure any Event of Default. Each of the remedies set forth herein, including without limitation, the remedies involving power of sale of the Washington Property and the right of Beneficiary to exercise self-help in connection with the enforcement of the terms of this Deed of Trust, shall be exercisable if, and only to the extent, permitted by the laws of the State of Washington in force at the time of the exercise of such remedies without regard to the enforceability of such remedies at the time of the execution and delivery of this Deed of Trust.

        Section 5.4    Release of and Resort to Collateral.    Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Property, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Note Documents or their status as a second lien and security interest in and to the Trust Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

        Section 5.5    Waiver of Redemption, Notice and Marshalling of Assets.    To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Trust Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) unless otherwise required under the Indenture, the Intercreditor Agreement or any of the other Note Documents, all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Note Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

        Section 5.6    Discontinuance of Proceedings.    If Beneficiary or Trustee shall have proceeded to invoke any right, remedy or recourse permitted under the Note Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or Trustee, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary and Trustee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Note Documents, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or Trustee thereafter to exercise any right, remedy or recourse under the Note Documents for such Event of Default.

        Section 5.7    Application of Proceeds.    Subject to the Intercreditor Agreement, the proceeds of any sale made under or by virtue of this Article 5, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Trust Property, shall be applied by

Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

          (a)   to the payment of the costs and expenses of taking possession of the Trust Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

          (b)   to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as set forth in the Indenture; and

          (c)   the balance, if any, to the payment of the Persons legally entitled thereto.

        Section 5.8    Occupancy After Foreclosure.    Except as otherwise required by applicable law, any sale of the Trust Property or any part thereof in accordance with Section 5.1(e) or Section 5.1(f) hereof will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

        Section 5.9    Additional Advances and Disbursements; Costs of Enforcement.

          (a)   If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section 5.9, or otherwise under this Deed of Trust, the Indenture, the Intercreditor Agreement or any of the other Note Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

          (b)   Grantor shall pay all expenses (including reasonable attorneys' fees and expenses and all reasonable costs and expenses related to legal work, research and litigation) of or incidental to the perfection and enforcement of this Deed of Trust, the Indenture, the Intercreditor Agreement and the other Note Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust, the Indenture, the Intercreditor Agreement and the other Note Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

        Section 5.10    No Mortgagee in Possession.    Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary under the Indenture, the Intercreditor Agreement or the other Note Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Trust Property, to obligate Beneficiary or Trustee to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

        Section 5.11    WAIVER OF GRANTOR'S RIGHTS.    BY EXECUTION OF THIS DEED OF TRUST, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF BENEFICIARY TO ACCELERATE THE INDEBTEDNESS, IN THE MANNER SET FORTH IN THE INDENTURE, EVIDENCED BY THE INDENTURE, THE INTERCREDITOR AGREEMENT OR OTHER NOTE DOCUMENTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT; (B) TO THE EXTENT

ALLOWED BY APPLICABLE LAW, AND EXCEPT AS SET FORTH IN THE INDENTURE OR ANY OF THE NOTE DOCUMENTS, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED OF TRUST AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH LEGAL COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED OF TRUST; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR TRANSACTION.

ARTICLE 6
ASSIGNMENT OF RENTS AND LEASES

        Section 6.1    Assignment.    In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Indenture or the Intercreditor Agreement, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor). Prior to a Discharge of the Priority Liens, Grantor's obligations under this Section 6.1 shall be satisfied so long as the Priority Lien Representative holds Grantor's right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of Grantor's rights, title and interest in and to all Rents as agent for Beneficiary.)

        Section 6.2    Perfection Upon Recordation.    Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust and the filing of appropriate UCC financing statements, Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected security interest, present assignment of the Rents arising out of the Leases and all security for such Leases (subject to the Permitted Liens and Priority Liens). Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee's and Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

        Section 6.3    Bankruptcy Provisions.    Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

        Section 6.4    No Merger of Estates.    So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Trust Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE 7
SECURITY AGREEMENT

        Section 7.1    Security Interest.    This Deed of Trust constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a security interest, subject only to the Permitted Liens and the Priority Liens, in the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards and all other Trust Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor. THE TERM "TRUST PROPERTY" IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

        Section 7.2    Financing Statements.    Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's state of organization is the State of Washington.

        Section 7.3    Fixture Filing.    This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Trust Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the address of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

ARTICLE 8
CONCERNING THE TRUSTEE

        Section 8.1    Certain Rights.    With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Subject to applicable law, Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee's services hereunder as shall be rendered. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's or Beneficiary's gross negligence or willful misconduct. Grantor's obligations under this Section 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

        Section 8.2    Retention of Money.    All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

        Section 8.3    Successor Trustees.    If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

        Section 8.4    Perfection of Appointment.    Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

        Section 8.5    Trustee Liability.    In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 9
MISCELLANEOUS

        Section 9.1    Notices.    Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with the terms of the Indenture.

        Section 9.2    Covenants Running with the Land.    All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Trust Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Trust Property. All Persons who may have or acquire an interest in the Trust Property shall be deemed to have notice of, and be bound by, the terms of the Indenture, the Intercreditor Agreement and the other Note Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

        Section 9.3    Attorney-in-Fact.    Pursuant to the terms of Section 2.5 of the Security Agreement (Issuer) to the extent granted by and as limited by such Section, Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest.

        Section 9.4    Successors and Assigns.    This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the holders of the Notes, Trustee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

        Section 9.5    No Waiver.    Any failure by Beneficiary, the holders of the Notes or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Note Documents shall not be deemed to be a waiver of same, and Beneficiary, the holders of the Notes or Trustee shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

        Section 9.6    Indenture.    If any conflict or inconsistency exists between this Deed of Trust and the Indenture, the Indenture shall govern.

        Section 9.7    Release or Reconveyance.    Upon payment in full of the Indebtedness and performance in full of the Obligations (other than contingent indemnification Obligations), and as otherwise provided in the Indenture and the Intercreditor Agreement, Beneficiary, at Grantor's expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Trust Property to Grantor.

        Section 9.8    Waiver of Stay, Moratorium and Similar Rights.    Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary or Trustee.

        Section 9.9    Applicable Law.    The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Trust Property is located. All other provisions of this Deed of Trust shall be governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflicts of law principles.

        Section 9.10    Headings.    The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

        Section 9.11    Entire Agreement.    This Deed of Trust, the Indenture, the Intercreditor Agreement and the other Note Documents embody the entire agreement and understanding between Grantor and Beneficiary and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, this Deed of Trust, the Indenture, the Intercreditor Agreement and the other Note Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        Section 9.12    Beneficiary as Collateral Agent; Successor Collateral Agents.

          (a)   Collateral Agent has been appointed to act as collateral agent hereunder by the holder of the Notes. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Trust Property) in accordance with the terms of the Indenture, the Intercreditor Agreement, the other Note Documents, any related agency agreement among Collateral Agent and the holder of the Notes (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Deed of Trust. Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Collateral Agent, without inquiry into the existence of required consents or approvals of the holder of the Notes therefor.

          (b)   Beneficiary shall at all times be the same Person that is Collateral Agent under the Agency Documents. Written notice of resignation by Collateral Agent pursuant to the Agency Documents shall also constitute notice of resignation as Collateral Agent under this Deed of Trust. Removal of Collateral Agent pursuant to any provision of the Agency Documents shall also constitute removal as Collateral Agent under this Deed of Trust. Appointment of a successor Collateral Agent pursuant to the Agency Documents shall also constitute appointment of a successor Collateral Agent under this Deed of Trust. Upon the acceptance of any appointment as

  Collateral Agent by a successor Collateral Agent under the Agency Documents, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Collateral Agent shall promptly (i) assign and transfer to such successor Collateral Agent all of its right, title and interest in and to this Deed of Trust and the Trust Property, and (ii) execute and deliver to such successor Collateral Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the liens and security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Collateral Agent hereunder.

          (c)   Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by the "Beneficiary" shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Beneficiary in its capacity as Collateral Agent pursuant to the Indenture for the benefit of the holder of the Notes, all as more fully set forth in the Indenture.

ARTICLE 10
LOCAL LAW PROVISIONS

        Section 10.1    No Agricultural Purpose.    No portion of the Trust Property is or will be used principally for agricultural purposes.

        Section 10.2    Obligations Not Personal.    The obligations evidenced hereby were not incurred primarily for personal, family or household purposes.

        Section 10.3    Oral Agreements.    ORAL AGREEMENTS OR ORAL COMMITEMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(signature pages follow)

        IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	INTERDENT SERVICE CORPORATION, a Washington corporation
By:
Name:
Its:

(Signature Page to Washington Deed of Trust)

STATE OF [ ]	)
	)	ss.
COUNTY OF [ ]	)

        On                        , 2004, before me, the undersigned, Notary Public in and for said State and County, personally appeared                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity(ies) upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public

Exhibit A

PARCEL 1

        That portion of the W.R. Anderson Donation Land Claim in the Northeast quarter of Section 10, and the Northwest quarter of Section 11, Township 2 North, Range 1 East of the Willamette Meridian in Clark County, Washington, described as follows:

        BEGINNING at a point South 89°00'39" East 142.83 feet and South 0°35'13" West 152.68 feet from the Northwest corner of said Section 11, said point being on that certain line described in instrument recorded under Auditor's File No. 8504190035; thence South 0°22'32" West 139.78 feet to the Northeast corner of that first described tract as conveyed to David P. Lasher, et ux, by deed recorded under Auditor's File No. G 67317; thence North 81°00'48" West 155.64 feet to the Northwest corner of Lasher tract, said point being on the Easterly line of Highway 99; thence North 08°59'13" East, along said Easterly line of Highway 99, a distance of 133.92 feet; thence South 82°50'01" East, 134.78 feet to the point of beginning.

PARCEL II

        That portion of the W.R. Anderson Donation Land Claim in the Northeast quarter of Section 10, and the Northwest quarter of Section 11, Township 2 North, Range 1 East of the Willamette Meridian in Clark County, Washington, described as follows:

        BEGINNING at the Southeast corner of that tract conveyed to A.R. Erlandson, et ux, by deed recorded under Auditor's File No. G 248823, said point being South 89°00'30" East 142.83 feet and South 0°35'13" West 152.68 feet from the Northwest corner of said Section 11; thence South 0°22'32" West 139.78 feet to the Northeast corner of that first described tract as conveyed to David P. Lasher, et ux, by deed recorded under Auditor's File No. G 67317, to the true point of beginning; thence North 0°22'32" East 139.78 feet; thence South 82°50'01" East 18 feet; thence Southwest to a point which is 8 feet Southeast of the true point of beginning; thence North 81°00'48" West 8 feet to the true point of beginning.

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DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT by and from INTERDENT SERVICE CORPORATION, formerly known as Gentle Dental Service Corporation, "Grantor" to FIRST AMERICAN TITLE INSURANCE COMPANY, "Trustee" or "Grantee" for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent, "Beneficiary" or "Grantee" Dated as of December 15, 2004